UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

13865 Sunrise Valley Drive

Herndon, Virginia 20171

(Address of Principal Executive Offices)

(703) 547-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01, including the exhibit related thereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Stockholder Annual Meeting

On June 15, 2011, XO Holdings, Inc. (“XO”) held its annual meeting in New York, New York. A copy of the presentation made to the stockholders at the June 15, 2011 meeting is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this presentation that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing XO Holdings, Inc.’s (“XO”) expected future business and network operations, results of operations and its ability to execute on its plans and take advantage of opportunities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties and actual results, performance, and/or achievements of XO may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the ability of XO to raise additional capital on financially favorable terms and those risks and uncertainties described from time to time in the reports filed by XO with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its quarterly reports on Form 10-Q. XO undertakes no obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Annual Meeting Presentation to Stockholders on June 15, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.

By:	/s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer

Date: June 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Annual Meeting Presentation to Stockholders on June 15, 2011